Exhibit 10(d)40

SERVICE AGREEMENT

                            THIS AGREEMENT, made and entered into by and between Entergy Services, Inc. (hereinafter referred to as Services) a corporation organized under the laws of the State of Delaware, and Entergy Gulf States Louisiana, L.L.C. (hereinafter referred to as Client Company) a limited liability company organized under the laws of the State of Louisiana with its principal place of business at 446 North Boulevard, Baton Rouge, Louisiana 70802.

WITNESSETH THAT:

                            WHEREAS, in 1963, the Securities and Exchange Commission entered an order under the Public Utility Holding Company Act of 1935 authorizing the organization and conduct of business of Services, a wholly-owned subsidiary of Entergy Corporation (hereinafter referred to as Entergy or the Entergy System); and

                            WHEREAS, Services is organized, staffed and equipped to render services as herein provided to Entergy and its associated companies (hereinafter referred to as Client Companies), with whom Services is entering into agreements in the form hereof; and

                            WHEREAS, economies and increased efficiencies will result from the performance by Services of certain services for the Client Companies; and

                            WHEREAS, Services is willing to render such services at cost, determined in accordance with applicable rules and regulations of the Federal Energy Regulatory Commission (hereinafter referred to as the Commission) under the Federal Power Act, as amended by the Public Utility Holding Company Act of 2005 (hereinafter referred to as the Act) except that there will be no charge for the use of the initial equity capital of Services amounting to $20,000;

                            NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein, the parties hereto agree as follows:

                            I.         AGREEMENT TO FURNISH SERVICES

Services agrees to furnish to Client Company, upon the terms and conditions hereinafter set forth, such of the services described in Exhibit I hereto at such times, for such periods and in such manner as Client Company may from time to time require. (Reference herein to Exhibit I shall mean said Exhibit as it shall be in effect from time to time with amendments thereof or supplements thereto). Services will, as and to the extent required for Client Company, keep itself and its personnel available and competent to render such services to Client Company, to the extent it may be authorized so to do by Federal and State agencies having jurisdiction. Services will also provide for Client Company such special services not described in Exhibit I as Client Company may require and which Services concludes it is competent to perform.

In supplying the various services provided for under this agreement, Services may arrange for the services of such executives, accountants, financial Advisers, technical advisers, attorneys, engineers and other persons with the necessary qualifications and experience as are required for or pertinent to the rendition of such services.

Services, after consultation with Client Company, may arrange for the services of non-affiliated experts, consultants and attorneys in connection with the performance of any of the services supplied under this agreement.

                            II.         AGREEMENT TO TAKE SERVICES

Client Company agrees to take from Services such of the services described in Exhibit I as are required from time to time by the Client Company. Client Company further agrees to take from Services such other general or special services, whether or not described in Exhibit I and whether or not now contemplated, as Client Company may from time to time require and Services shall conclude it is competent to perform.

                            III.       COMPENSATION AND ALLOCATION

As compensation for services rendered (as provided in Section II above) to it by Services, Client Company hereby agrees to pay to Services the cost of such services. Bills will be rendered for the amount of such costs on or before the 15th day of the succeeding month and will be payable on or before the 25th day of such month. The methods for the determination and the allocation of the cost of services to be paid by Client Company are set forth in Exhibit II hereto.

                            IV.       CLIENT COMPANIES

Client Companies will consist of Entergy and its associated companies; all such companies will be served at cost as provided in Section III and Exhibit II.

                            V.        TERM OF AGREEMENT - MODIFICATION

This agreement shall become effective as of January 1, 2008, and shall continue until terminated as of the end of any calendar year by either party giving to the other at least 60 days written notice of its intention so to terminate.

This agreement shall be subject to the approval of any state commission or other regulatory body whose approval is, by the laws of said state, a legal prerequisite to the execution and delivery or the performance of this agreement.

                            IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed as of the 1st day of January, 2008.

                                                                                                                                                                ENTERGY SERVICES, INC.

                                                                                                                        By: /s/ Gary J. Taylor
                                                                                                                        Name: Gary J. Taylor
                                                                                                                        Title:    President

ENTERGY GULF STATES
LOUISIANA, L.L.C.

By: /s/ E. Renae Conley
Name: E. Renae Conley
Title:    President and Chief
           Executive Officer

Exhibit I

DESCRIPTION OF SERVICES WHICH WILL BE PROVIDED BY
ENTERGY SERVICES, INC.
UNDER THIS AND SIMILAR SERVICE AGREEMENTS

    Consultation and advice on financial planning, sale of securities and temporary cash investments, including assistance in connection with the preparation, printing and filing of appropriate documents with regulatory authorities, and provision of liaison with financial community;

    Consultation and advice on budgeting and preparation of

    long-range forecasts;

    Consultation and advice on employee benefit plans;

    Consultation and advice with respect to regulatory matters, particularly those involving the Securities and Exchange Commission or the Federal

    Energy Regulatory Commission, and provision of liaison and assistance in processing matters with the staffs of such commissions;

    Planning assistance and advice in the filed of nuclear activities including coordination or research programs and other activities in such field;

    Liaison with special counsel representing operating companies in proceedings involving the Entergy System and with consultants retained to prepare testimony and other data for use in such proceedings;

    Operation of a communications and public relations department and placing of Entergy System national advertising;

    Tax services relating to preparation and filing of returns for federal and state income taxes and declaration of estimated income taxes; studies of adequacy of tax accruals; and assistance in connection with audit of returns by Internal Revenue Service and State Tax Agencies;

    Insurance consulting and advisory services relating to fire and allied lines of insurance, casualty and surety insurance, and employee benefit insurance;

    General consultation on management, business problems and strategic planning;

    Consultation on special accounting problems;

    Statistical services, such as study of comparative operating results,

    and up-dating annually System statistical data;

    Preparation of maps;

    General advisory engineering services including system planning,

    operation, fuel supply and construction management;

    Operation of a System Operations Center for the control of bulk power supply and load dispatching within the System and with

    Interconnected systems;

    Planning assistance and advice with respect to System sales of power under the interconnection agreements among the operating companies and acting on behalf of the operating companies in dealing with other electric utilities with relation to the sale, purchase or exchange of bulk electric power and energy;

    Operation of a data processing Computer Center to serve the Entergy System;

    Consultation and advisory services with respect to rate studies, rate design, cost studies, load research, weather analysis, economic studies,

forecasts of intra-system transactions, and computer rate analysis programs; and

(19) Consultation, advice and services with respect to internal auditing.

Exhibit II

METHODS OF ALLOCATING COSTS AMONG CLIENT COMPANIES
RECEIVING SERVICE UNDER THIS AND SIMILAR SERVICE
AGREEMENTS WITH ENTERGY SERVICES, INC. (SERVICES)

  The costs of rendering service by Services will include all costs of doing business including interest on debt but excluding a return for the use of Services' initial equity capital amounting to $20,000.
  (a) Services will maintain a separate record of the expenses of each department. The expenses of each department will include:
    those expenses that are directly attributable to such department, an appropriate portion of those office and housekeeping expenses that are not directly attributable to a department but which are necessary to the operation of such department, and an appropriate portion of those expenses of other Services' departments necessary to support the operation of the department.
    Expenses of the department will include salaries and wages of employees, including social security taxes, vacations, paid absences, sickness, employee disability expenses, and other employee welfare expenses, rent and utilities, desktops, telephones, materials and supplies, and all other expenses attributable to the department.
    Departmental expense will be categorized into one of three classes:
    those expenses which are directly attributable to specific services rendered to a Client Company or group of Client Companies (Departmental Direct Costs), those expenses which are attributable to the overall operation of the department and not to a specific service provided to Client Companies (Departmental Indirect Costs) (these expenses include not only the salaries and wages of employees, but also other related employment costs described in Section 2 (b) above), and those expenses which are attributable to the operation of other departments of Services as well as to a specific service provided to the Client Companies (Departmental Support Service Costs).
    The indirect expenses of the department will not include:
    those incremental out-of-pocket expenses that are incurred for the direct benefit and convenience of a Client Company or a group of Client Companies and are to be directly charged to such Client Company or group of Client Companies; and
    Services' overhead expenses that are attributable to maintaining the corporate existence of Services, franchise and other general taxes, and all other incidental overhead expenses including those auditing fees and accounting department expenses attributable to Services (Indirect Corporate Costs).
    Services will establish annual budgets for controlling the expenses of each service department and those expenses outlined above in Section 2 (d), which are not department specific.
  Employees in each department will maintain a record of the time they are employed in rendering service to each Client Company or group of Client Companies. The hourly rate for each employee will be determined each pay period.

  (a) The charge to a Client Company or a group of Client Companies for a particular service will be the sum of the figures derived by multiplying the hours reported by each employee in rendering such service by the hourly rate applicable to such employee and other direct allocated expenses.
    Departmental Indirect Costs as defined in 2(c) (ii) will be loaded onto project codes in proportion to the direct salaries and wages charged to all project codes.
    Departmental Support Service Costs as defined in 2(c)(iii) will be allocated to other internal Services departments and the Client Companies using consumption-based billing methods, with these costs then distributed by function. Any costs that remain at Services after this initial billing will be loaded onto project codes in proportion to the direct salaries and wages charged to all project codes.
  Those expenses of Services that are not included in the expenses of a department under Section 2 above will be charged to Client Companies receiving service as follows:
    Incremental out-of-pocket costs incurred for the direct benefit and convenience of a Client Company or a group of Client Companies will be charged directly to such company or group of companies.
    The Indirect Corporate Costs of Services referred to above in Section 2(d)(ii) will be allocated among the Client Companies in the same proportion as the charges to the Client Companies, excluding Indirect Corporate Costs.
    If the method of allocation of Departmental Indirect Costs (Section 4(b)), Departmental Support Service Costs (Section 4(c)), or Indirect Corporate Costs (Section 5(b)), would result in an inequity because of a change in operations or organization of the Client Companies, then Services may adjust the basis to effect an equitable distribution. Any such change in allocation shall be made only after first giving the Commission written notice of such proposed change not less than 60 days prior to the proposed effectiveness of any such change.
  On the basis of the foregoing, monthly bills will be rendered to Client Company. Billing procedures and amounts will be open to audit by Client Company and by any regulatory authority having jurisdiction in respect of the Client Company.

  When services are rendered to a group of Client Companies, costs of such service shall be allocated equitably among the Companies based on the nature and scope of the service rendered according to the formulae outlined in Exhibit II, Supplement.

Exhibit II, Supplement

ESI
ALLOCATION FORMULAE FOR
GROUPS OF CLIENT COMPANIES

Note: Each allocation formula will be based on data relevant to participating Client Companies to whom the services are provided.

263 - SECTION 263A TAX BENEFITS

Based on Section 263A tax benefits for each Legal Entity.

Used for the allocation of costs associated with tax administration, planning, and support related to Section 263A tax benefits.

ALO - ASSET LOCATIONS

Based on the number of asset locations at period end.

Used for the allocation of costs associated with the fixed asset accounting function.

APT - ACCOUNTS PAYABLE TRANSACTIONS

Based on a twelve-month number of accounts payable transactions processed.

Used for the allocation of costs associated with the support of the accounts payable function.

ARI - ACCOUNTS RECEIVABLE INVOICES

Based on a twelve-month number of accounts receivable transactions processed.

Used for the allocation of costs associated with the support of the accounts receivable function.

AST - TOTAL ASSETS

Based on total assets at period end.

Used primarily to allocate costs associated with the oversight and safeguarding of corporate assets. This would include services provided by financial management and certain finance functions, among others. Also used when the services provided are driven by the relative size and complexity of the System Companies and there is no functional relationship between the services and any other available allocation formula.

BNK - BANK ACCOUNTS

Based on the number of bank accounts at period end.

Used for the allocation of costs associated with daily cash management activities.

CAL - NUMBER OF CALLS - CUSTOMER SERVICE CENTERS

Based on a twenty-four month average of customer calls for each Legal Entity.

Used for the allocation of costs associated with the administration and support of Entergy's Customer Service Centers.

CAP - SYSTEM CAPACITY (NON-NUCLEAR)

Based on the power level, in kilowatts, that could be achieved if all non-nuclear generating units were operating at maximum capability simultaneously.

Used primarily for the allocation of costs associated with the support of the fossil operations of the System. This would include services provided by plant support, environmental and purchasing.

CEA - CAPITAL EXPENDITURE AUTHORIZATIONS

Based on a twelve-month average of outstanding Capital Expenditure Authorizations and Storm Job Orders.

Used for the allocation of costs associated with the capital project costing accounting function.

CHK - PAYCHECKS

Based on the number of paychecks issued at each Legal Entity at period end.

Used for the allocation of costs associated with the processing of payroll.

CLM - OPEN WORKERS' COMPENSATION CLAIMS

Based on the number of open claims for each Legal Entity.

Used for the allocation of costs associated with managing workers' compensation claims processes and budgets.

COL - COAL CONSUMPTION

Based on the quantity of tons of coal delivered for a twelve-month period to each coal plant within the Entergy System.

Used for the allocation of costs associated with services in support of coal purchased for coal generating units.

CUS - CUSTOMERS

Based on a twelve-month average of residential, commercial, industrial, government, and municipal general business electric and gas customers.

Used primarily for the allocation of costs associated with the support of customer based services. Would include customer service and support, marketing, economic forecasts, environmental services, financial and regulatory analyses and customer information systems.

DLM - DISTRIBUTION LINE MILES

Based on the number of miles of distribution lines of 34.5kv or less.

Used primarily for the allocation of costs associated with project design, maintenance and installation of Entergy distribution lines.

EMP - EMPLOYEES

Based on the number of full-time employees at period end.

Used primarily for the allocation of costs associated with the support of employee-based services. Would include administration of employee benefits programs, employee communications, employee training, and various facilities-based benefits and information technology desktop support.

FBR - FIBER

Based on capacity and use of the Entergy System's fiber optic network.

Used primarily for the allocation of fiber optic operations and maintenance expenses.

GAS - GAS CONSUMPTION

Based on the volume of natural gas consumed annually by all gas fired generating units within the Entergy System.

Used for the allocation of costs associated with services in support of gas purchased for generation units.

GCE - SERVER AND MAINFRAME USAGE COMPOSITE

Based on the use of historical expenditures.

Used primarily for the allocation of costs associated with mainframe, unix servers and related database administration.

GLT - GENERAL LEDGER TRANSACTIONS

Based on the number of general ledger transactions for the period.

Used primarily for the allocation of costs associated with general ledger activities, including related information systems, and for general accounting activities.

GWH - ENERGY SALES

Based on total kilowatt-hours of energy sold to consumers.

Used primarily for the allocation of costs associated with the financial analyses of sales and related items.

HUR - STORM COSTS

Based on estimated gross storm recovery costs for Hurricanes Katrina & Rita.

Used primarily for the allocation of costs associated with the analysis, reporting and filings related to losses in connection with Hurricanes Katrina & Rita.

ITS - TOTAL IT SPEND

Based on the total dollars spent in the Information Technology plan.

Used for the allocation of costs associated with the administration and support of Entergy's IT business planning.

LVS - LEVEL OF ESI SERVICE

Based on ESI total billings to each System company, excluding corporate overhead. Used for the allocation of costs associated with support of ESI as a legal entity.

The variation of this cost driver, Labor Dollars Billed, is based on ESI total labor dollars billed to each System company. Used primarily to allocate the costs associated with employee benefit plans, payroll taxes, department indirect costs, and performance based compensation plans for ESI employees.

MAT - SUPPLY CHAIN - Inventory Management Fossil, Transmission & Distribution Issues, Transfers & Returns

Based on the number of issues, transfer & return transactions for each Legal Entity at period end.

Used for the allocation of costs associated with the management and operations of investment recovery, including Fossil, but excluding Nuclear.

MGA - MANAGED ACCOUNTS

Based on the number of industrial and commercial managed accounts.

Used for the allocation of costs associated with the maintenance of Entergy's industrial and commercial customer accounts.

NST - NUCLEAR SITES

Based on the number of nuclear sites managed and operated by each Entergy System Company.

Used to allocate miscellaneous nuclear-related services.

NUT - NUCLEAR UNITS

Based on the number of nuclear units managed and operated by each Entergy System Company.

Used primarily to allocate nuclear fuel-related services.

PC - PERSONAL COMPUTERS

Based on the number of PC's within each Legal Entity at period end.

Used for the allocation of costs associated with maintenance and support of PC's

PLL - PROPERTY AND LIABILITY PAID LOSSES

Based on a five-year annual average of the property and liability losses paid by the system companies.

Used for the allocation of costs associated with the operation and maintenance of the Risk Information System.

PRM - INSURANCE PREMIUMS (NON-NUCLEAR)

Based on non-nuclear insurance premiums.

Used for the allocation of costs associated with risk management.

RAD - RADIO USAGE

Based on usage of Entergy's 2-way radio system.

Used for the allocation of costs associated with the administration and support of Entergy's 2-way radio system.

RAS - REMOTE ACCESS SERVICES ID's

Based on the number of RAS ID's within each Legal Entity at period end.

Used for the allocation of costs associated with providing Remote Access Service to Entergy employees and contractors.

RCM - RECORDS MANAGEMENT

Based on the number of employees at each Legal Entity using records management services.

Used to allocate costs associated with the management and supervision of non-nuclear business unit records management processes.

RES - RESPONSIBILITY RATIO

Based on the ratio of the company's load at time of system peak load. The peak load is the average of the twelve monthly highest clock-hour demands in kilowatts of the interconnected system occurring each month coincident with the system peak load.

Used primarily for the allocation of costs incurred in fossil plant support and integrated planning.

SCC - SUPPLY CHAIN MATERIALS TRANSACTIONS

Based on the number of Supply Chain materials transactions for each Legal Entity.

Used for the allocation of costs associated with the support of systems that manage Supply Chain materials.

SCL - SUPPLY CHAIN - Labor Dollars

Based on the labor dollars for the Transformer, Meter, and Light Shops.

Used primarily for the allocation of costs associated with services provided by employees in the supply chain equipment refurbishment and repair department.

SCS - SUPPLY CHAIN - Procurement Total Spending

Based on the dollar amount of procurement spending within each Legal Entity at period end.

Used for the allocation of costs associated with procurement activities for the Entergy System.

SQF - SQUARE FOOTAGE

Based on occupied square footage administrated by ESI Administrated Services units.

Used primarily to allocate the costs associated with facilities supervision and support.

STR - DISTRIBUTION SUBSTATIONS TRANSFORMERS

Based on the number of transformers at the Distribution Substations at period end.

Used primarily for the allocation of costs associated with the maintenance, administrative activities, and technical analysis of all Distribution Substations.

SUB - SUBSTATIONS

Based on the number of high voltage substations weighted for Voltage (Voltage < 500kv = 1; Voltage >= 500kv = 2).

Used primarily for the allocation of related engineering and technical support for transmission and distribution substation operations and maintenance as well as for engineering and project management associated with substation construction.

TEL - TELEPHONES

Based on the number of telephones within each Legal Entity at period end.

Used for the allocation of costs associated with maintenance and support of telephones.

TLN - TRANSMISSION LINE MILES

Based on the number of miles of transmission lines, weighted for design voltage (Voltage < 400kv = 1; Voltage >=400kv =2).

Used primarily for the allocation of costs associated with project design, maintenance and installation of Entergy transmission lines.

TSL - COMPOSITE - TRANSMISSION LINES/SUBSTATIONS

Based on two components: Transmission Line Miles (30% weighting) and the Number of High Voltage Substations (70% weighting).

Used primarily for the allocation of the costs associated with the support of the transmission and distribution function that has both a transmission line component as well as a substation or load component.

UPS - UNIT POWER SALES AGREEMENT

Based on fixed allocation percentages under Entergy's Unit Power Sales Agreement.

Used primarily for the allocation of certain Tax Department services in connection with Entergy's Unit Power Sales Agreement.

VEH - VEHICLES

Based on the number of vehicles owned by each Legal Entity.

Used for the allocation of costs associated with the maintenance of company vehicles.

CCP - CAPITAL CONSTRUCTION PLAN

Based on the total dollars budgeted for each Legal Entity in the annual capital construction plans developed by the various functions.

Used for the allocation of costs associated with capital construction overheads.